CREDIT AGREEMENT



                                     by and among



                                   THE KROGER CO.,

                             THE LENDERS PARTY HERETO,

                                        AND

                           THE BANK OF NEW YORK, AS AGENT


                                         with


                 BNY CAPITAL MARKETS, INC., as Arranging Agent


                                   ________________

                                     $110,000,000
                                   ________________





                               Dated as of December 13, 1996

     CREDIT AGREEMENT, dated as of December 13, 1996, by and among THE KROGER CO., an Ohio corporation (the "Borrower"); the financial institutions listed on Schedule
2.01 (the "Lenders"); and THE BANK OF NEW YORK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").

          The Borrower has requested that the Lenders extend credit in order to enable the Borrower (such term and each other capitalized term used but not defined in this introductory statement having the meanings assigned to such terms in Article 1) to borrow, at any time and from time to time prior to the Termination Date, Advances in an aggregate principal amount at any time outstanding not to exceed $110,000,000.

          The proceeds of the Borrowings will be used for general corporate purposes of the Borrower, including but not limited to funding the working capital requirements of the Borrower and its Subsidiaries and the funding of the Borrower's and its Subsidiaries' voluntary employees' beneficiary association trusts.

          Accordingly, the Borrower, the Lenders and the Agent agree as follows:

ARTICLE 1. DEFINITIONS

     SECTION 1.01.  Defined Terms.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "Acquired EBITDA" means, for any period, with respect to any Acquired Entity, (a) the sum of (i) Acquired Net Income for such period, (ii) depreciation and amortization expense for such period, (iii) interest expense net of interest income for such period, (iv) Federal and state income taxes for such period as determined in accordance with GAAP, (v) extraordinary losses that have been included in the calculation of Acquired Net Income for such period and (vi) LIFO charges included in the calculation of Acquired Net Income for such period minus (b) the sum of (i) extraordinary gains that have been included in the calculation of Acquired Net Income for such period and (ii) LIFO credits included in the calculation of Acquired Net Income for such period.

     "Acquired Entity" means any Person or the assets of any Person to be invested in or acquired pursuant to Section
6.07(i) of the Existing Credit Agreement.

     "Acquired Entity Fiscal Quarter" means, with respect to any Acquired Entity, any fiscal quarter of such Acquired
Entity.

     "Acquired Entity Fiscal Year" means, with respect to any Acquired Entity, any fiscal year of such Acquired Entity.

     "Acquired Entity Rolling Period" means, in respect of any Acquired Entity Fiscal Quarter, such Acquired Entity Fiscal
Quarter and the three preceding Acquired Entity Fiscal
Quarters.

     "Acquired Net Income" means, for any period, with respect to any Acquired Entity, the net income of such Acquired Entity for such period before the payment of dividends on all capital stock, determined in accordance with GAAP.

     "Adjusted Eurodollar Rate" means, with respect to each day during each Interest Period for an Adjusted Eurodollar Rate Advance, an interest rate per annum equal to the rate per annum obtained by dividing (1) the "Eurodollar Rate" for such Interest Period by (2) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period. The "Eurodollar Rate" for any Interest Period shall be the rate of interest determined on the basis of the rate for deposits in United States dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" for the purposes of this paragraph shall instead be an interest rate per annum equal to the rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Adjusted Eurodollar Rate Advance to be outstanding during such Interest Period (or, if such Reference Bank shall not have an Adjusted Eurodollar Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period. The Adjusted Eurodollar Rate for an Interest Period shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

     "Adjusted Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(b).

     "Adjusted Eurodollar Rate Reserve Percentage" means, for an Interest Period, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Adjusted Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Administrative Questionnaire" means an Administrative
Questionnaire in the form of Exhibit C.

     "Advance" has the meaning specified in Section 2.01(a) and shall include Auction Bid Advances.

     "Affiliate" means, with respect to any designated Person, any other Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons, or holds or beneficially owns 10% or more of the equity interest in the other Person or 10% or more of any class of voting securities of the other Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means The Bank of New York in its capacity as agent for the Lenders hereunder and any successors thereto appointed in accordance with Article 8.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of an Adjusted Eurodollar Rate Advance and, in the case of an Auction Bid Advance, the office of such Lender specified in a notice of such Lender to the Agent as such Lender's Applicable Lending Office with respect to such Auction Bid Advance.

     "Applicable Percentage" means at any time, with respect to Adjusted Eurodollar Rate Advances and the Facility Fees, the applicable percentage set forth below based upon (a) the Senior Debt Ratings at such time or (b) the Applicable Percentage Ratio at such time:

            Level 1     Level 2   Level 3      Level 4     Level 5   Level 6
            -------     -------   -------      -------     -------   -------
Moody's/    Baa1   or   Baa2 and  Baa2  or     Baa3 and    Baa3 or   Ba1  or
S&P         better or   BBB       BBB          BBB-        BBB-      BB+  or
            BBB+ or                                                  lower
            better

Applicable  5.25 to 1.0  4.75 to   4.0 to 1.0  3.5 to 1.0  3.0   to  Lower than
Percentage  or greater   1.0 or    or greater  or greater  1.0   or  3.0 to 1.0
Ratio                    greater                           greater
                 (spreads expressed in basis points per annum)
Adjusted    17.5         18.5      20.0        29.0        42.5      51.25
Eurodollar
Rate
Advances

Facility    7.5          9.0       9.0         11.0        12.5      18.75
Fees

For purposes of the foregoing, (a) the Applicable Percentages shall be determined at any time by reference to the more favorable to the Borrower of (i) the Senior Debt Ratings at such time and (ii) the Applicable Percentage Ratio in effect at such time, (b) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change, (c) any change in the Applicable Percentages based on a change in the Applicable Percentage Ratio shall be effective for all purposes on and after the date of delivery to the Agent of an Officer's Certificate of the Borrower with respect to the financial statements to be delivered, as applicable, pursuant to Section 5.03 for the most recently ended Fiscal Quarter (i) setting forth in reasonable detail the calculation of the Applicable Percentage Ratio for such Fiscal Quarter and (ii) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the related financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Default or an Event of Default and (d) notwithstanding the foregoing provisions of clauses (a) and (b), no reduction in the Applicable Percentages shall be effective if any Default or Event of Default shall have occurred and be continuing. It is understood that the foregoing Officer's Certificate shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.03 for the applicable Fiscal Quarter. Any change in the Applicable Percentages due to a change in the applicable Level shall be effective on the effective date of such change in the applicable Level and shall apply to all Adjusted Eurodollar Rate Advances made or continued on or after the commencement of the period (and to Base Rate Advances that are outstanding at any time during the period) commencing on the effective date of such change in the applicable Level and ending on the date immediately preceding the effective date of the next such change in applicable Level. If the rating system of either Moody's or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If either Moody's or S&P shall cease to be in the business of rating corporate debt obligations, the borrower and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency and, pending such agreement, the Applicable Percentages shall be determined on the basis of the ratings provided by the other rating agency and the Applicable Percentage Ratio. The Applicable Percentage for Base Rate Advances is zero.

     "Applicable Percentage Ratio" means the ratio (determined as of the last day of each Fiscal Quarter for the Rolling Period ending on such day) of (a) Consolidated EBITDA for such Rolling Period to (b) Consolidated Total Interest Expense for such Rolling Period.

     "Appropriate Lender" means (a) as to the Facility, a Lender that has a Commitment for a portion of, or an Advance under, the Facility, or (b) as to the Auction Bid Advances, any Lender making an Auction Bid Advance.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee and, to the extent required by Section 9.04(b), accepted by the Borrower and the Agent, in the form of Exhibit B or such other form as shall be approved by the Agent.

     "Auction Bid Advance" means an Advance by a Lender to the Borrower as part of an Auction Bid Borrowing resulting from the auction bidding procedure described in Section 2.01(b).

     "Auction Bid Borrowing" means a Borrowing consisting of simultaneous Auction Bid Advances from each of the Lenders whose offer to make one or more Auction Bid Advances as part of such Borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.01(b).

     "Base Rate" means, on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date. Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate.

     "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a).

     "BNY" means The Bank of New York.

     "BNY Capital Markets" means BNY Capital Markets, Inc.

     "BNY Rate" means a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

     "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

     "Borrowing" means a borrowing consisting of Advances of a single Type made on the same day by the Appropriate Lenders and as to which a single Interest Period is in effect.

     "Borrower Common Stock" means the Borrower Common Stock, par value $1.00 per share, of the Borrower.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or the City of Chicago and, if the applicable Business Day relates to any Adjusted Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Capital Expenditures" of any Person means, for any period, all expenditures of such Person during such period (whether paid in cash or accrued as liabilities during such period) that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of such Person and, without duplication, equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent of the gross amount of the purchase price of such purchased equipment less the book value of the equipment being traded in at such time, but excluding
(a) expenditures made in connection with the replacement or restoration of assets, to the extent such replacement or restoration is financed out of (i) insurance proceeds paid on account of the loss of or damage to the assets so replaced or restored or (ii) awards of compensation arising from the taking by condemnation or eminent domain of the assets so replaced, (A)(b) any portion of Capital Lease Obligations that is capitalized on such Person's balance sheet and (c) interest capitalized during construction.

     "Capital Lease Obligation" means, with respect to any lessee, the obligations under any lease of property that, in accordance with GAAP, should be capitalized on such lessee's balance sheet.

     "Change of Control" means any one or more of the following events:

          (a) the acquisition, by contract or otherwise
     (including the entry into a contract or arrangement that upon consummation will result in such acquisition), by any Person or group (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations pertaining thereto), other than the trusts for the employee benefit plans (as defined in Section 3(2) of ERISA) maintained by the Borrower or any subsidiary of the Borrower that is an ERISA Affiliate, of beneficial ownership (within the meaning of Rule 13d-3, or any regulation or ruling promulgated to replace or supplement Rule 13d-3, of the General Rules and regulations under the Exchange Act), directly or indirectly, of securities of the Borrower representing 20% or more of the Voting Power of all securities of the Borrower, or

     (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least 75% of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute at least 75% of the Board of Directors of the Borrower.

     "Code" means the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

     "Commercial Paper" means any unsecured promissory note issued by a Borrower pursuant to any commercial paper program (whether rated or unrated) with a maturity of not more than nine months from the time of issuance, exclusive of grace periods.

     "Commitment" has the meaning specified in Section
2.01(a). The Commitments shall automatically and permanently terminate on the Termination Date.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section
3.05(b).

     "Consolidated Cash Interest Expense" means, for any period, interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations) on all Debt of the Borrower and its Subsidiaries on a Consolidated basis for such period, including (a) commissions and other fees and charges payable in connection with Letters of Credit and Auction Bid LOCs as defined in and issued under the Existing Credit Agreement, (b) net payments payable in connection with all Interest Rate Agreements, (c) interest capitalized during construction and (d) cash dividends paid in respect of any preferred stock issued by the Borrower, but excluding, however, the sum of (i) interest expense not payable in cash and (ii) amortization of discount and deferred debt expense, all as determined in conformity with GAAP.

     "Consolidated EBITDA" means, for any period, on a Consolidated basis for the Borrower and its Subsidiaries, (a) the sum of (i) Consolidated Net Income for such period, (ii) depreciation and amortization expense for such period, (iii) interest expense net of interest income for such period, (iv) Federal and state income taxes for such period as determined in accordance with GAAP, (v) extraordinary losses (and any unusual losses in excess of $1,000,000 arising in or outside of the ordinary course of business not included in extraordinary losses (determined in accordance with GAAP) that have been included in the calculation of Consolidated Net Income) for such period and (vi) LIFO charges that have been included in the calculation of Consolidated Net Income for such period minus (b) the sum of (i) extraordinary gains (and any unusual gains in excess of $1,000,000 arising in or outside of the ordinary course of business not included in extraordinary gains (determined in accordance with GAAP) that have been included in the calculation of Consolidated Net Income) for such period and (ii) LIFO credits that have been included in the calculation of Consolidated Net Income for such period.

     "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period, before the payment of dividends on all capital stock, determined in accordance with GAAP.

     "Consolidated Rental Expense" means, for any period, the aggregate rental expense (including any contingent or percentage rental expense) of the Borrower and its Subsidiaries on a Consolidated basis for such period (excluding real estate taxes and common area maintenance charges) in respect of all rent obligations under all operating leases for real or personal property minus any rental income of the Borrower and its Subsidiaries on a Consolidated basis for such period, all as determined in conformity with GAAP.

     "Consolidated Total Interest Expense" means, for any period, interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations) on all Debt of the Borrower and its Subsidiaries on a Consolidated basis for such period, including (a) commissions and other fees and charges payable in connection with Letters of Credit and Auction Bid LOCs as defined in and issued under the Existing Credit Agreement, (b) net payments payable in connection with all Interest Rate Agreements, (c) interest capitalized during construction and (d) cash dividends paid in respect of any preferred stock issued by the Borrower, but excluding, however, amortization of deferred debt expense, all as determined in conformity with GAAP.

     "Continuing Lenders" has the meaning specified in Section
2.16(b).

     "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other
Type pursuant to Section 2.02(b), 2.07 or 2.08.

     "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with the Letters of Credit and Auction Bid LOCs as defined in and issued under the Existing Credit Agreement, letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange into debt securities, convert into debt securities or otherwise acquire for value (i) any capital stock of such Person or (ii) any warrants, rights or options to acquire such capital stock, now or hereafter outstanding),
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person, (e) all Debt referred to in clause (a), (b), (c) or (d) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (f) all Guaranteed Debt of such Person and (g) any preferred stock of such Person that is classified as a liability on such Person's Consolidated balance sheet.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "Effective Date" means December 13, 1996.

     "Environmental Laws" means all current and future Federal, state, local and foreign laws, rules or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder or other requirements of Governmental Authorities or the common law, relating to health, safety, or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, or wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, or wastes, or underground storage tanks and emissions therefrom.

     "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, as the same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to each Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "Event of Default" has the meaning specified in Section
7.01.

     "Existing Credit Agreement" means the Senior Competitive Advance and Revolving Credit Agreement, dated as of July 19, 1994, among the Borrower, the Subsidiary Borrowers party thereto, the lenders party thereto, the swingline lenders party thereto, the issuing banks party thereto, The Chase Manhattan Bank, N.A. (successor by merger to Chemical Bank) and Citibank, N.A., as administrative agents, The Chase Manhattan Bank, N.A. (successor by merger to Chemical Bank), as Collateral Agent, and Citibank, N.A., as Paying Agent, as amended through the Effective Date without giving effect to any amendment, waiver or termination thereof after the Effective Date.

     "Existing Loan Documents" means the Loan Documents as defined in the Existing Credit Agreement, as each may be amended to the Effective Date and without giving effect to any amendment, waiver or termination thereof after the Effective Date.

     "Extension Consent Period" means the period beginning on the 20th day after the receipt by the Agent of a Extension Request and ending on the 25th day after such receipt, provided, however, that if such 25th day falls on a day other than a Business Day, such date shall be extended to the Business Day immediately succeeding such Saturday, Sunday or holiday.

     "Extension Request" means a request by the Borrower for an extension of the Commitment Period pursuant to Section
2.16, substantially in the form of Exhibit D.

     "Facility" means the aggregate of the Commitments of all Lenders without taking into account any reduction pursuant to subsection (b) of Section 2.01.

     "Facility Fee" has the meaning specified in Section
2.03(a).

     "Facility Usage" means, at any time, the amount of Advances outstanding at such time.

     "Fair Market Value" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market at a specific date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, which value is, for any asset with a Fair Market Value in excess of $25,000,000, either (a) determined in good faith by the Board of Directors of the Borrower or (b) if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which appraisal have not materially changed since its date, determined in such appraisal.

     "Federal Funds Rate" means a fluctuating rate per annum equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" means the fees specified in Section 2.03.

     "Financial Officer" means, with respect to any corporation, the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

     "Fiscal Quarter" means (a) with respect to the first Fiscal Quarter of any Fiscal Year, the first 12 calendar weeks of such Fiscal Year, (b) with respect to the second Fiscal Quarter of such Fiscal Year, the next successive period of 12 calendar weeks in such Fiscal Year, (c) with respect to the third Fiscal Quarter of any Fiscal Year, the next successive period of 16 calendar weeks in such Fiscal Year and (d) with respect to the last Fiscal Quarter of any Fiscal Year, the period of time after the first three Fiscal Quarters of such Fiscal Year through the last day of such Fiscal Year.

     "Fiscal Year" means, with respect to the Borrower, a year of 364 or 371 days, as the case may be, ending on the Saturday closest to the 1st day of January in any calendar year, and such Fiscal Year, when referred to from time to time herein by reference to a calendar year shall be the Fiscal Year that includes January 30th of such calendar year.

     "Fixed Charge Coverage Ratio" means the ratio (determined as of the last day of each Fiscal Quarter for the Rolling Period ending on such day) of (a) the sum of (i) Consolidated EBITDA for such Rolling Period and (ii) Consolidated Rental Expense for such Rolling Period to (b) the sum of (i) Consolidated Cash Interest Expense for such Rolling Period and
(ii) Consolidated Rental Expense for such Rolling Period.

     "Fixed Rate" means, for the period for each Fixed Rate
Advance comprising part of the same Auction Bid Borrowing, the fixed interest rate per annum determined for such Advance, as provided in Section 2.01(b).

     "Fixed Rate Advance" means an Auction Bid Advance that bears interest at a fixed rate per annum determined as provided in Section 2.01(b).

     "Funded Debt" means the Debt resulting from the Advances hereunder and all other Debt of the Borrower or its Subsidiaries that (on the date of its incurrence or issuance) matures more than one year from the date of determination or matures within one year from such date but is renewable or extendable, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (in each case including amounts of Funded Debt required to be paid or prepaid within one year from the date of calculation).

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis.

     "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guaranteed Debt" of any Person means all Debt referred to in clause (a), (b), (c), (d) or (e) of the definition of the term "Debt" in this Section guaranteed directly or indi-rectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss, but excluding leases at a rental at least as favorable to the Borrower as could be obtained in an arm's-length transaction with a party that is not an Affiliate.

     "Hazardous Materials" has the meaning specified in
Section 3.17(d).

     "Interest Period" means, for any Adjusted Eurodollar Rate Advance, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

     (a) the Borrower may not select any Interest Period for any Adjusted Eurodollar Rate Advances that ends after the Termination Date for the Facility; and

     (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Interest Rate Agreement" means any forward contract, forward option, futures contract, futures option, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement entered into by the Borrower.

     "Investment Grade Rating Condition" means with respect to the Borrower at any date of determination, a Senior Debt Rating of (i) BBB- or better in the case of S&P or (ii) Baa3 or better in the case of Moody's, provided, however, that at such date there shall not be in effect a Senior Debt Rating of
(x) BB or lower in the case of S&P or (y) Ba2 or lower in the case of Moody's.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LIFO" means the pretax charge against income determined by using the last-in-first-out method of valuing inventory.

     "Majority Lenders" means, at any date of determination,
(i) if on such date the Commitments exist, Lenders having Commitments greater than or equal to 51% of the Facility;
and (ii) if on such date the Commitments have been terminated or otherwise no longer exist, Lenders having Advances with an aggregate unpaid principal balance greater than or equal to 51% of the Facility.

     "Margin Stock" has the meaning specified under Regulation
U.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under this Agreement or (c) material impairment of the rights of or benefits available to the Agent or the Lenders under this Agreement.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Senior Debt" means, on a Consolidated basis for the Borrower and its Subsidiaries as of any date, Net Total Debt as of such date minus the sum as of such date of (a) the aggregate outstanding amount of any Subordinated Debt of the Borrower or any of the Subsidiary Guarantors (under and as defined in the Existing Loan Documents), (b) the capitalized amount of any Capitalized Lease Obligations of the Borrower or any of its Subsidiaries and (c) the aggregate outstanding face amount of any preferred stock of the Borrower that is classified as a liability on the Borrower's Consolidated balance sheet.

     "Net Total Debt" means, on a Consolidated basis for the Borrower and its Subsidiaries as of any date, (a) the sum as of such date of (i) the aggregate outstanding amount of Funded Debt including current maturities thereof, (ii) the aggregate outstanding amount of Commercial Paper and (iii) the aggregate outstanding amount of Subsidiary Commercial Paper minus (b) the sum as of such date of (i) the aggregate outstanding face amount of letters of credit included in Funded Debt, (ii) the aggregate outstanding amount of Debt represented by investments made by the Borrower pursuant to Section 6.07(n) of the Existing Credit Agreement and (iii) the aggregate amount of Permitted Investments in excess of $100,000,000.

     "Non-Extending Lender" has the meaning specified in
Section 2.16(b).

     "Notice of Auction Bid Borrowing" has the meaning specified in Section 2.01(b).

     "Notice of Borrowing" has the meaning specified in
Section 2.02(a).

     "Obligations" means, with respect to any Person, all obligations of such Person under or in respect of this Agreement in respect of loans, advances, debts, liabilities, covenants and indemnities of any kind or nature, current or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, letter of credit, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. With-out limitation of the foregoing, the Obligations of the Borrower under this Agreement include (a) all principal, interest, charges, expenses, indemnities, fees, attorneys' fees and disbursements and any other amounts payable or to become payable by the Borrower under this Agreement and (b) any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to advance on behalf of the Borrower.

     "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its principal financial officer, principal accounting officer or Treasurer, provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Credit Event hereunder shall include (a) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he or she has made or has caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been complied with and (c) a statement as to whether, in the opinion of the signer, such condition has been complied with.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Investments" means (a) cash, (b) readily marketable securities issued or guaranteed by the government of the United States of America or any agency thereof having a maturity at the time of issuance not exceeding one year, (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's, in each case having a maturity at the time of issuance not exceeding one year, and (d) certificates of deposit of or time deposits with any commercial bank, the long-term debt of which has been assigned a rating of at least A- (or BBB in the case of any Lender) by S&P or A3 by Moody's and which is a Lender and is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia or any province of Canada.

     "Permitted Lien" means any of the following:

     (a) liens for taxes, assessments or governmental charges or levies not yet overdue;

     (b) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, employees' and repairmen's liens and other similar liens arising in the ordinary course of the Borrower's or any of its Subsidiaries' businesses securing obligations that (i) have not remained unpaid for more than 60 days from the date the same shall have become due, (ii) are being contested in good faith after bonding in the full amount thereof or (iii) are not in excess of $500,000 in the case of a single property or $10,000,000 in the aggregate at any time;

     (c) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Borrower or any of its Subsidiaries or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party;

     (d) minor survey exceptions, reciprocal easement agreements, customary encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens or agreements incidental to the conduct of the business of the Borrower or any of its Subsidiaries or to the ownership, development or operation of its properties (other than liens referred to in subparagraph
(b) above) that were not incurred in connection with indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (e) (i) purchase money liens or purchase money security interests upon or in any property, provided that the principal amount of the Debt incurred that is secured by such purchase money liens or purchase money security interests shall not, in any event, exceed $25,000,000 in the aggregate in any Fiscal Year, and provided further that any such lien shall be placed on the property within two years following the purchase of such property and any such purchase money security interest shall be perfected within 20 days following the placement of any such lien on such property; and (ii) liens and security interests in connection with leases of land or buildings or equipment that may be treated as Capital Lease Obligations; provided, however, that no lien or security interest referred to in this clause (e) shall extend to or cover any property other than the related property being acquired or leased (as the case may be) and the proceeds thereof; and provided further that the deferred purchase price (not including financing costs) relating to such purchase money liens or purchase money security interest shall not be more than 80% of the total price of the property being acquired;

     (f)  liens of the Borrower or its Subsidiaries listed on
Schedule 6.01 to the Existing Credit Agreement, a copy of which Schedule is annexed hereto;

     (g) liens to secure any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole, or in part, of any Debt secured by any lien referred to in the foregoing clause (e) or (f), provided that (i) such extended, renewed or replaced lien shall be limited to all or a part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property) and cash proceeds thereof and
(ii) the Debt secured by such lien at such time is not increased except as otherwise permitted by this Agreement;

     (h) liens resulting from the grant of franchises or licenses as provided in the Existing Loan Documents;

     (i) any other lien or agreement permitted by (x) the Existing Credit Agreement, by the express terms thereof without regard to any waiver, modification or amendment thereof, or (y) by this Agreement, whether by the express terms hereof or by any waiver, modification or amendment hereof;

     (j) liens securing Debt permitted by Section 6.02(k) and 6.02(o) of the Existing Credit Agreement and liens on assets acquired or invested in pursuant to Section 6.07(f), 6.07(g) or 6.07(i) of the Existing Credit Agreement and existing at the time of such acquisition or investment;

     (k) purchase money security interests or statutory liens (other than as described in the foregoing clause (e)) upon or in any inventory, equipment or other Property, including proceeds thereof, acquired in the ordinary course of business in favor of the vendors thereof or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount;

     (l) liens (other than liens described in the foregoing clauses (a) through (k)) created after the Effective Date that have been expressly approved by the Agent in writing, provided that any such lien securing Debt in an aggregate amount exceeding $50,000,000 from July 19, 1994 shall have been expressly approved by the Majority Lenders in writing; or

     (m) liens on accounts receivable granted by the Borrower or any of its Subsidiaries in connection with any Receivables
Securitization; provided, however, that no lien in favor of the PBGC shall, in any event, be a Permitted Lien.

     "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or any other entity, or a government (domestic or foreign) or any political subdivision or any agency thereof.

     "Plan" means any pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

     "Property Held for Sale" means at any time Real Property the book value of which is reflected in the item "Property Held for Sale" on the Consolidated balance sheet of the Borrower most recently delivered to the Lenders pursuant to
Section 5.03(a) or 5.03(b).

     "Real Estate Capital Expenditures" means all Capital Expenditures permitted pursuant to Section 6.08 of the Existing Credit Agreement that are made in connection with (i) the acquisition or development of real property (and related fixtures and personal property) on which the Borrower or any of its Subsidiaries intends to open new stores or other facilities related to the Borrower's primary business, (ii) the purchase of real property (and related fixtures and personal property) currently being leased by the Borrower or its Subsidiaries or (iii) the acquisition or development of real property (and related fixtures and personal property) permitting the expansion of existing stores or other facilities related to the Borrower's line of primary business.

     "Real Property" means all the Borrower's and its Subsidiaries' rights, title and interest in and to land, improvements and fixtures.

     "Receivables Securitization" means any securitization by the Borrower or any of its Subsidiaries of accounts receivables of the Borrower or any of its Subsidiaries yielding gross cash proceeds to the Borrower and its Subsidiaries not in excess of $250,000,000.

     "Reference Banks" means BNY and Bank of Montreal.

     "Register" has the meaning specified in Section 9.04(d).

     "Regulation G" means Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Documents" means the Subordinated Debt Documents and the Senior Debt Documents.

     "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA
Affiliate only pursuant to subsection (m) or (o) of Section
414 of the Code).

     "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Rolling Period" means, in respect of any Fiscal Quarter, such Fiscal Quarter and the three preceding Fiscal Quarters.

     "Senior Debt Ratings" means at any time (a) if any Senior Notes are outstanding at such time, the ratings of Moody's and S&P in effect at such time with respect to the Senior Notes,
(b) if no Senior Notes are outstanding at such time, the ratings of Moody's and S&P in effect at such time with respect to other senior unsecured non-credit-enhanced long-term debt of the Borrower and (c) if no senior unsecured non-credit-enhanced long-term debt of the Borrower is outstanding at such time, the ratings of Moody's and S&P that would be in effect at such time with respect to outstanding Advances under the Facility, as determined by the Agent in good faith at any time from the most senior unsecured non-credit-enhanced long-term debt of the Borrower outstanding at such time.

     "Senior Debt Documents" means the Senior Note Indentures and any other indentures, loan agreements or other agreements, notes or similar instruments relating to Senior Notes, as such indentures, loan agreements or other agreements, notes or similar instruments may be amended, supplemented or otherwise modified from time to time after the date of such issuance in compliance with Section 6.09 and any other indentures, agreements or instruments pursuant to which any Senior Notes are issued or refinanced from time to time.

     "Senior Note Indentures" means (a) the Indenture, dated as of January 1, 1993, between the Borrower, as issuer, and IBJ Schroder Bank & Trust Company, as trustee, (b) the Indenture, dated as of July 1, 1993, between the Borrower, as issuer, and Star Bank, National Association, as trustee, and
(c) the Indenture, dated as of July 15, 1996, between the Borrower, as issuer, and Comerica Bank, as trustee, in each case relating to the Senior Notes, as such Indentures may be amended, supplemented or otherwise modified hereafter from time to time in compliance with Section 6.09.

     "Senior Notes" means the Borrower's 9-1/4% Senior Secured
Debentures due 2005, the Borrower's 8-1/2% Senior Secured
Debentures due 2003 and the Borrower's 8.15% Senior Notes due
2006.

     "S&P" means Standard & Poor's Corporation.

     "Subordinated Debt" means Debt of the Borrower that is subordinated to all Obligations of the Borrower from time to time under this Agreement.

     "Subordinated Debt Documents" means the Subordinated Note Indentures and any other indentures, loan agreements or other agreements, notes or similar instruments relating to Subordinated Notes, as such indentures, loan agreements or other agreements, notes or similar instruments may be amended, supplemented or otherwise modified from time to time after the date of such issuance in compliance with Section 6.09 and any other indentures, agreements or instruments pursuant to which any Subordinated Notes are issued or refinanced from time to time.

     "Subordinated Note Indentures" means (a) the Indenture dated as of March 15, 1992, between the Borrower, as issuer, and Harris Trust and Savings Bank, as trustee, pursuant to which the Borrower issued its 9-3/4% Senior Subordinated Debentures due February 15, 2004, (b) the First Supplemental Indenture dated as of April 1, 1992, between the Borrower, as issuer, and Harris Trust and Savings Bank, as trustee, pursuant to which the Borrower issued its 9-3/4% Senior Subordinated Debentures due February 15, 2004, Series B, (c) the Fourth Supplemental Indenture dated as of August 1, 1992, between the Borrower, as issuer, and Harris Trust and Savings Bank, as trustee, pursuant to which the Borrower issued its 9-7/8% Senior Subordinated Debentures due August 1, 2002,
(d) the Sixth Supplemental Indenture, as amended and restated, dated as of April 8, 1993, between the Borrower, as issuer, and Harris Trust and Savings Bank, as trustee, pursuant to which the Borrower issued its General Term Notes, Series A, (e) the First Supplemental Indenture dated as of October 15, 1993, between the Borrower, as issuer, and Star Bank, N.A., as trustee, pursuant to which the Borrower issued its General Term Notes, Series B and (f) the Second Supplemental Indenture dated as of May 1, 1992, between the Borrower, as issuer, and Harris Trust and Savings Bank, as trustee, pursuant to which the Borrower issued its 10% Senior Subordinated Notes due May 1, 1999, as such Indentures may be amended, supplemented or otherwise modified hereafter from time to time in compliance with Section 6.09.

     "Subordinated Notes" means the Borrower's 9-3/4% Senior Subordinated Debentures due February 15, 2004, 9-3/4% Senior Subordinated Debentures due February 15, 2004, Series B, 9-7/8% Senior Subordinated Debentures due August 1, 2002, 10% Senior Subordinated Notes due May 1, 1999, General Term Notes, Series A and General Term Notes, Series B.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have Voting Power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or
(c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Termination Date" means December 11, 1997, as the same may be extended from time to time in accordance with Section
2.16, or such earlier date on which the Advances shall become due and payable, whether by acceleration or otherwise.

     "Transactions" has the meaning assigned to such term in
Section 3.02.

     "Type" means, with respect to any Advance, a Base Rate
Advance or an Adjusted Eurodollar Rate Advance.

     "U.S. dollars" or "$" means lawful money of the United
States of America.

     "Withdrawal Liability" means liability to a Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Terms Generally.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(b); provided, however, that for purposes of making any determina-tion required by Article 6, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as applied by the Borrower on January 1, 1993.

ARTICLE 2. THE ADVANCES

SECTION 2.01.  The Advances

     (a) The Advances. Each Lender severally agrees, on the terms and subject to the conditions set forth in this agreement, to make one or more advances (such advances, together with Auction Bid Advances as provided in subsection
(b) of this Section 2.01 to the extent any Lender elects to make them, being the "Advances") to the Borrower from time to time on any Business Day during the period from the Effective Date to but excluding the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.04(d) (such amount, as it shall be reduced or terminated pursuant to this
Section 2.01 or pursuant to Section 2.04, being such Lender's "Commitment"); provided, however, that the Facility Usage shall not exceed the Facility. Notwithstanding anything herein to the contrary, for purposes of determining the amount of a Lender's Commitment in respect of an Advance (other than an Auction Bid Advance) requested by the Borrower, the outstanding amount of any Auction Bid Advances made by such Lender shall be disregarded. Each Borrowing consisting of Adjusted Eurodollar Rate Advances shall have the same Interest Period and shall be in an aggregate amount not less than $1,000,000. Each Borrowing consisting of Base Rate Advances shall be in an aggregate amount not less than $1,000,000. Within the limits of the foregoing, the Borrower may borrow under this Section 2.01(a), repay pursuant to Section 2.05(a) or prepay pursuant to Section 2.09(a) and reborrow under this
Section 2.01(a).

     (b) The Auction Bid Advances. (i) Each Lender severally agrees that the Borrower may make Auction Bid Borrowings under this Section 2.01(b)(i) from time to time on any Business Day during the period from the Effective Date until the date that is five Business Days prior to the Termination Date, in the manner set forth below, provided that, immediately after giving effect to each such Auction Bid Advance, Facility Usage shall not exceed the Facility:

          (A)  The Borrower, either directly or through the
     Agent, may request an Auction Bid Borrowing or Auction
     Bid Borrowings under this Section 2.01(b) by delivering
     to the Agent and some or all of the Lenders, by
     telephone, telex or cable, confirmed immediately in writing or by telecopier, a notice of an Auction Bid Borrowing or
     Borrowings (a "Notice of Auction Bid    Borrowing"), in
     substantially the form of Exhibit A-2 or in such other form as the Agent and the Borrower may agree upon specifying the date and aggregate amount of the proposed Auction Bid Borrowing, the maturity date for repayment of each Auction Bid Advance to be made as part of such Auction Bid Borrowing (which maturity date may not be earlier than the date that is seven days after the date of such Auction Bid Borrowing may not be later than the date that is 90 days after the date of such Auction
     Bid Borrowing and in any case may not be later than the Termination Date), whether the Lenders should offer to make Fixed Rate Advances or Adjusted Eurodollar Rate
     Advances, the interest payment date or dates relating thereto and any other terms to be applicable to such Auction Bid Borrowing, not later than (1) 12:00 noon (New
     York City time) on the same Business Day as any proposed
     Auction Bid Borrowing consisting of Fixed Rate Advances and (2) 12:00 noon (New York City time) at least three
     Business Days, or, if through the Agent, 10:00 a.m. (New
     York City time) at least four Business Days prior to the date of a proposed Auction Bid Borrowing consisting of Adjusted Eurodollar Rate Advances.

          (B) Each Lender so notified may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Auction Bid Advances (which Auction Bid
     Advances may, subject to the provisos to the first sentence to this Section 2.01(b)(i), have a principal amount exceeding such Lender's Commitment) to the Borrower as part of such proposed Auction Bid Borrowing at a Fixed Rate or Rates or a margin or margins relative to the Adjusted Eurodollar Rate, as requested by the Borrower. Each Lender electing to make such an offer shall do so by notifying the Borrower or the Agent before such time and date as is specified in the Notice of Auction Bid Borrowing in subparagraph (A) above, of the minimum amount and maximum amount of each Auction Bid Advance that such Lender would be willing to make as part of such proposed Auction Bid
     Borrowing (which amount may exceed such Lender's
     Commitment), the Fixed Rate or Rates or margin or margins relative to the Adjusted Eurodollar Rate, as requested by the Borrower, that such Lender would be willing to accept for such Auction Bid Advance and such Lender's Applicable
     Lending Office with respect to such Auction Bid Advance, provided that, if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 15 minutes prior to the Borrower's deadline specified in paragraph (A) above on the date on which notice of such election is to be given to the Agent by the other Lenders.
     If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before such time as is specified in the Notice of Auction Bid Borrowing on the date on which notice of such election is to be given to the Borrower or the Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Auction Bid Advance as part of such Auction Bid Borrowing, provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Auction Bid Advance as part of such proposed Auction Bid Borrowing.

          (C) The Borrower (either directly or through the Agent) shall, in turn, before such time and date as is specified in the Notice of Auction Bid Borrowing, either

               (x) cancel such Auction Bid Borrowing by giving the Lenders who received notice pursuant to paragraph (A) above notice to that effect, or

               (y) accept one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (B) above, in its sole discretion, by giving notice to the applicable Lender or Lenders of the amount of each Auction
          Bid Advance to be made by each Lender as part of such Auction Bid Borrowing, with simultaneous notice thereof to the Agent, and reject any remaining offers made by Lenders pursuant to paragraph (B) above by giving them notice to that effect.

          (D) If the Borrower notifies the Agent that such Auction Bid Borrowing is canceled pursuant to paragraph
     (C)(x) above, the Borrower or the Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Auction Bid Borrowing shall not be made.

          (E) If the Borrower accepts one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (C)(y) above, the Borrower or the Agent, as the case may be, shall in turn promptly notify each Lender that is to make an Auction Bid Advance as part of such Auction Bid Borrowing, of the amount of each Auction Bid Advance to be made by such Lender as part of such Auction Bid Borrowing.

          (ii) Each Lender that is to make an Auction Bid Advance as part of an Auction Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Auction Bid Borrowing specified in the Notice of Auction Bid Borrowing relating thereto, make available for the account of its Applicable Lending Office to the Agent in immediately available funds, such Lender's ratable portion of such Auction Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article 4 and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower in like funds as received. Promptly after each Auction Bid Borrowing, the Agent will notify each Lender of the amount of the Auction Bid Borrowing.

          (iii) Each Auction Bid Borrowing shall be in an aggregate principal amount of not less than $1,000,000.
Following the making of each Auction Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (i) above.

          (iv) Within the limits and on the conditions set forth in this Section 2.01(b), the Borrower may from time to time borrow under this Section 2.01(b), repay or prepay pur-suant to subsection (v) below, and reborrow under this Section 2.01(b).

          (v) The Borrower shall repay to the Agent for the account of each Lender that has made, or holds the right to repayment of, an Auction Bid Advance on the maturity date of each Auction Bid Advance (such maturity date being that specified by the Borrower for repayment of such Auction Bid Advance in the related Notice of Auction Bid Borrowing delivered pursuant to subsection (ii)(A) above) the then-unpaid principal amount of such Auction Bid Advance. The Borrower shall not have any right to prepay any principal amount of any Auction Bid Advance unless, and then only on the terms, specified by the Borrower for such Auction Bid Advance in the related Notice of Auction Bid Borrowing delivered pursuant to subsection (ii)(A) above.

          (vi) The Borrower shall pay interest on the unpaid principal amount of each Auction Bid Advance from and including the date of such Auction Bid Advance to but excluding the date the principal amount of such Auction Bid Advance is repaid in full, at the rate of interest for such Auction Bid Advance (including any rate specified for past due amounts) specified by the Lender making such Auction Bid Advance in its notice with respect thereto delivered pursuant to subsection (i)(B) above, payable on the interest payment date or dates specified by the Borrower for such Auction Bid Advance in the related Notice of Auction Bid Borrowing delivered pursuant to subsection (i)(A) above.

          (vii) In respect of any Auction Bid Borrowing accepted by the Borrower, the Borrower shall indemnify each Lender whose bid has been accepted, in whole or in part, against any loss, cost or expense incurred by such Lender solely as a result of any failure by the Borrower to borrow on the date specified in the Auction Bid Notice of Borrowing for such Auction Bid Borrowing, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such Auction Bid Borrowing when such Auction Bid Borrowing to be made by such Lender, solely as a result of such failure, is not made on such date. Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement.

SECTION 2.02.  Making the Advances.

     (a) Each Borrowing (other than an Auction Bid Borrowing) consisting of Advances (a "Borrowing") shall be made on notice (a "Notice of Borrowing"), given by the Borrower to the Agent not later than 11:00 a.m. (New York City time) on (i) if such Advances are Adjusted Eurodollar Rate Advances, the third Business Day prior to the date of the proposed Borrowing or
(ii) if such Advances are Base Rate Advances, the Business Day prior to the date of the proposed Borrowing. The Agent shall give to each Lender prompt notice thereof by telex, telecopier or cable, confirmed promptly thereafter in writing. Such Notice of Borrowing shall be by telex, telecopier or cable, in substantially the form of Exhibit A-1 or in such other form as the Agent and the Borrower may agree upon, specifying therein the Borrower and the requested (A) date of the proposed Borrowing, (B) Type of Advances comprising the proposed Borrowing, (C) amount of the proposed Borrowing, (D) Interest Period for the proposed Borrowing if such Borrowing is comprised of Adjusted Eurodollar Rate Advances and (E) additional information set forth in Exhibit A-1, as the case may be. If the proposed Borrowing is comprised of Adjusted Eurodollar Rate Advances, the Agent shall promptly notify the Borrower and each Lender of the applicable interest rate under
Section 2.06. Each Lender shall, before 11:00 a.m. (New York City time) on the date of the Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's address referred to in Section 9.01, or at such other address and account as shall be designated by the Agent in writing to the Lenders, in immediately available funds, such Lender's ratable portion of the Borrowing. After the Agent's receipt of such funds and upon fulfillment of the conditions set forth in Article 4, the Agent will make such funds available to the Borrower at the Agent's aforesaid address in like funds as received.

     (b) Anything in Section 2.08 to the contrary notwithstanding:

          (i) if the Adjusted Eurodollar Rate is then being determined by reference to rates affected by the
Reference Banks and if fewer than two Reference Banks furnish timely information to the Agent for determining the Adjusted Eurodollar Rate for any Adjusted Eurodollar
     Rate Advances,

          (A) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Adjusted Eurodollar Rate Advances;

          (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

          (C) the obligations of the Lenders to make, or to Convert Advances into, Adjusted Eurodollar Rate Advances shall be suspended until the Agent shall notify the
Borrower and the Lenders that the circumstances causing such suspension no longer exist;

          (ii) if, with respect to any Adjusted Eurodollar Rate Advances, Majority Lenders shall notify the Agent that the Adjusted Eurodollar Rate for any Interest Period for such Adjusted Eurodollar Rate Advances will not adequately reflect the cost to such Lenders of making or funding their respective Adjusted Eurodollar Rate
Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (A) each such Adjusted Eurodollar Rate Advance will automatically, on the last day of the then-existing
     Interest Period therefor, Convert into a Base Rate Advance
     (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (B) the obligations of the Lenders to make, or to Convert Advances into, Adjusted Eurodollar Rate Advances shall be suspended until the Agent shall notify the
Borrower and the Lenders that the circumstances causing such suspension no longer exist; and

          (iii) if the Borrower shall select an Interest
Period of six months for any Adjusted Eurodollar Rate
Advances and any Lender shall notify the Agent that the Adjusted Eurodollar Rate for such Interest Period will not adequately reflect the cost to such Lender of making or funding its Adjusted Eurodollar Rate Advance for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (A) each such Adjusted Eurodollar Rate Advance will automatically, on the last day of the then existing
     Interest Period therefor, Convert into a Base Rate Advance
     (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and,

          (B) the obligations of the Lenders to make, or to Convert Advances into, Adjusted Eurodollar Rate Advances having an Interest Period of six months shall be suspended until the Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower and, in respect of any Borrowing comprised of or including Adjusted Eurodollar Rate Advances specified in such Notice of Borrowing, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure by the Borrower to borrow on the date specified in the Notice of Borrowing for such Borrowing, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Adjusted Eurodollar Rate Advance to be made by such Lender as part of such Borrowing when such Adjusted Eurodollar Rate Advance, solely as a result of such failure, is not made on such date.
Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement.

     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing (other than an Auction Bid Borrowing) that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 2.02 and the Agent may, in reliance on such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made available to the Agent on the date of any Borrowing such Lender's ratable portion of such Borrowing, such Lender agrees, and the Borrower agrees, to pay or repay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent, at (in the case of such Lender) the Federal Funds Rate and (in the case of the Borrower) the Base Rate plus the Applicable Percentage (provided that such payment at the Federal Funds Rate or the Base Rate (plus the Applicable Percentage) with respect to any Adjusted Eurodollar Rate Advance shall not affect the status of such Advance as an Adjusted Eurodollar Rate Advance). If such Lender shall pay to the Agent such amount, the amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement from and including the date of such Borrowing.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.  Fees

     (a) Facility Fees. The Borrower agrees to pay to the Agent for distribution to each Lender a facility fee (the "Facility Fee") with respect to such Lender's Commitment, at a rate per annum equal to the Applicable Percentage from time to time in effect on the aggregate amount of such Lender's Commitment, regardless of usage. The Facility Fees will commence to accrue on the date of execution of this Agreement and will be payable in arrears on (i) on the third day of each January, April, July and October and (ii) on the Termination Date.

     (b) Agent's Fees. The Borrower agrees to pay to the Agent the annual Agent's fees set forth in the separate letter from the Agent to the Borrower dated October 15, 1996.

SECTION 2.04.  Termination or Reduction of Facilities.

     (a) The Commitments shall be automatically terminated on the Termination Date.

     (b) The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, to terminate in whole, or reduce ratably in part (in minimum principal amounts of $1,000,000 and in integral multiples of $1,000,000 in excess thereof), the unused portion of the Facility (such unused portion having been determined after subtracting the Facility Usage from the Facility).

SECTION 2.05.  Repayment of Advances.

     (a) Advances. The Borrower shall repay to the Agent for the account of the Lenders the aggregate principal amount of the Advances (other than Auction Bid Advances) then outstanding on the Termination Date.

     (b) Auction Bid Advances. The Borrower shall repay the aggregate principal amount of the Auction Bid Advances to the applicable Lenders in accordance with the provisions of
Section 2.01(b)(v).

SECTION 2.06.  Interest.

     The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Percentage, payable quarterly in arrears on the third day of each January, April, July and October and on the date such Base Rate Advance shall be Converted into an Adjusted Eurodollar Rate Advance or paid in full; provided that commencing on the date and during the continuance of any Event of Default the applicable interest rate for all outstanding Base Rate Advances shall be a rate per annum equal at all times to 2% per annum above the rate otherwise in effect for such Base Rate Advances pursuant to this Section 2.06(a) from time to time and such interest shall be payable on demand.

     (b) Adjusted Eurodollar Rate Advances. During such periods as such Advance is an Adjusted Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Percentage, payable on the last day of each Interest Period and, if such Interest Period has a duration of six months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period, provided that commencing on the date and during the continuance of any Event of Default the applicable interest rate for all outstanding Adjusted Eurodollar Rate Advances shall be a rate per annum equal at all times to 2% per annum above the rate otherwise in effect for such Adjusted Eurodollar Rate Advances pursuant to this
Section 2.06(b) and such interest shall be payable on demand.

SECTION 2.07.  Interest Rate Determination.

     (a) In the event that the Adjusted Eurodollar Rate is then being determined by reference to rates offered by the Reference Banks, each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Adjusted Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate (but at least two Reference Banks shall have furnished such information), the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under
Section 2.06(b).

     (c) If the Borrower shall fail to select the duration of any Interest Period for any Adjusted Eurodollar Rate Advances in accordance with the provisions contained in the definition of the term "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances (or, if such Advances are then Base Rate Advances, will continue as Base Rate Advances).

SECTION 2.08.  Conversion of Advances.

     (a) The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.02(c), 2.06, 2.07, 2.08(d) and 2.10(c), Convert all or any
Advances (except Auction Bid Advances) of one Type into Ad-vances of the other Type; provided, however, that (i) except as provided in Section 2.10(c), any Conversion of any Adjusted Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Adjusted Eurodollar Rate Advances and (ii) the Borrower may not Convert any Base Rate Advances into Adjusted Eurodollar Rate Advances unless such Base Rate Advances are in an aggregate amount not less than $1,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Type and aggregate amount of Advances to be Converted and (iii) if such Conversion is into Adjusted Eurodollar Rate Advances, the duration of the Interest Period for such Advances.

     (b) Each notice of Conversion shall be irrevocable and binding on the Borrower and, in respect of any notice of Conversion to Adjusted Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure to Convert on the date specified in such notice, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Adjusted Eurodollar Rate Advance to be made by such Lender as part of such Conversion when such Adjusted Eurodollar Rate Advance, solely as a result of such failure, is not made on such date. Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement

     (c) On the date on which the aggregate unpaid principal amount of Adjusted Eurodollar Rate Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (d) Upon the occurrence of any Default and so long as such Default shall continue, the right of the Borrower to Convert any Advance into an Adjusted Eurodollar Rate Advance shall be suspended.

SECTION 2.09.  Prepayments.

     (a) Optional Prepayment. The Borrower may, upon at least three Business Days' notice in the case of Adjusted Eurodollar Rate Advances, and upon at least one Business Day's notice in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, (and if such notice is given the Borrower shall) prepay the outstanding principal amounts of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, costs and expenses otherwise payable by the Borrower under this Agreement with respect to the principal amount prepaid; provided, however, that:

     (i) each prepayment pursuant to this Section 2.09(a) shall be in an aggregate principal amount of not less than $1,000,000 or, if less, the outstanding principal amount of such Advances; and

     (ii) in the case of any such prepayment of an Adjusted Eurodollar Rate Advance, such prepayment shall either be made on the last day of an Interest Period for such Adjusted Eurodollar Rate Advance or shall be made together with the payment of all amounts required pursuant to Section 9.05(c).

     (b) Mandatory Prepayments. (i) The Borrower shall, on each Business Day, prepay Advances comprising part of the same
Borrowings in an aggregate principal amount equal to the amount by which (A) the Facility Usage exceeds (B) the Facility.

     (ii) All prepayments by the Borrower under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and shall be applied first against the Advances to be prepaid under the Facility that are Base Rate Advances and thereafter against the Advances to be prepaid under the Facility that are Eurodollar Advances having Interest Periods ending as close as possible to the date of such Prepayment.

SECTION 2.10.  Increased Costs; Illegality.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Adjusted Eurodollar Rate Reserve Percentage) in or change in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.


     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

    (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, as determined by any Lender, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Adjusted Eurodollar Rate Advances or to continue to fund or maintain Adjusted Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender to make Adjusted Eurodollar Rate Advances and to Convert Advances into Adjusted Eurodollar Rate Advances shall terminate and (ii) the Borrower shall forthwith Convert all Adjusted Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.08, except that such Conversion may occur, notwithstanding Section 2.08, other than on the last day of the respective Interest Periods for such Adjusted Eurodollar Rate Advances, if the Borrower has paid all amounts payable under Section 9.05(c).

SECTION 2.11.  Payments and Computations.

     (a) The Borrower shall make each payment hereunder without set-off or counterclaim not later than Noon (New York City time) on the day when due in U.S. dollars to the Agent at One Wall Street, New York, New York 10286, in immediately available funds. the Agent will promptly thereafter cause to be distributed (i) like funds relating to the payment of principal, interest or Facility Fees ratably (other than amounts payable (A) to a Lender in respect of any Auction Bid Advance, or (B) pursuant to Sections 2.03(b), 2.10, 2.13 or 9.05) to the Lenders for the account of their Applicable Lending Offices and (ii) like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

     (b) The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due to such Lender prior to any sharing under Section 2.12. Nothing contained in this subsection (b) shall impair the obligations of any lender under Section 2.12, the rights of the Agent or any Lender under Section 9.06 or any other rights and remedies (including other rights of set-off) that the Agent or such Lender may have.

     (c) All computations of interest based on the Base Rate, the Adjusted Eurodollar Rate, any Fixed Rate or the Federal Funds Rate, and of Facility Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided, however, that all computations of interest based on the Base Rate when the Base Rate is determined by reference to the BNY Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as applicable, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Adjusted Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.

         If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.12.  Sharing of Payments, Etc.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Sections 2.03(b), 2.10, 2.13 or 9.05 and other than amounts payable to a Lender in respect of an Auction Bid Advance) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.13.  Taxes.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including interest, additions to tax, and penalties thereon) imposed by the United States of America or any political subdivision thereof (or, in the event that the Borrower assigns any of its rights or obligations or any interest hereunder, by any foreign country and its political subdivisions in which the assignee is incorporated or is resident), excluding, in the case of each Lender and the Agent, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Agent or such Lender (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Agent (as the case may be) and any liability (including interest, expenses, additions to tax, and penalties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments under this indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. However, in the case of any Taxes not required by law to be deducted by the Borrower from or in respect of any sum payable hereunder to any Lender or the Agent, payment under this indemnification must be made by the Borrower only if such written demand has been made within 60 days from the date on which such Lender or the Agent, as the case may be, makes payment of the Taxes to the relevant taxing authority.

     (d) Within 30 days after the reasonable request therefor by th Agent in connection with any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent, at its address referred to in, or determined pursuant to, Section 9.01, the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from the Borrower's treasurer or responsible officer that states that such payment has been made and that sets forth the date and amount of such payment.

     (e) Prior to or on the Effective Date in the case of each Lender that is a Lender on the Effective Date, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if reasonably requested by the Borrower or the Agent, each Lender organized under the laws of a foreign jurisdiction that is exempt from United States Federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under this Agreement has provided or is herewith providing the Borrower or the Agent with an Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. Such form, certificate or document will be provided by each such Lender from time to time after the Effective Date as reasonably requested by the Borrower or the Agent. A determination of whether a Lender is exempt from United States Federal withholding tax or is subject to such tax at a reduced rate shall be within the reasonable judgment of the Lender.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder.

SECTION 2.14.  Evidence of Debt Under This Agreement.

     (a)  Lender's Records. Each Lender will note on its
          ----------------
internal records with respect to each Advance made by it: (i) the date and amount of such Advance, (ii) the character of such Advance, as a Base Rate Advance, a Eurodollar Advance or an Auction Bid Advance, (iii) the Interest Period and the interest rate (without regard to the Applicable Margin) applicable to Eurodollar Advances or Auction Bid Advances and
(iv) each payment and prepayment of the principal of each Advance.

     (b)  Agent's Records. The Agent shall keep records
          ---------------
regarding the Advances and this Agreement in accordance with its customary procedures for agented credits.

     (c)  Prima Facie Evidence. The entries made in the
          --------------------
records maintained pursuant to subsections (a) and (b) above shall be, to the extent not prohibited by applicable law, prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein absent manifest error; provided that the failure of the Agent or any Lender to make any notation on its records shall not affect the Borrower's obligations in respect of the Advances or this Agreement.

     (d)  Notes. Upon the request of any Lender (in connection
          -----
with a proposed assignment to a Federal Reserve Bank as contemplated by Section 9.04(g)) to the Agent and the Borrower, the Borrower agrees, at its expense, to execute and deliver to the Agent for the account of such Lender one or more promissory notes evidencing the Advance or Advances of such Lender to the Borrower, substantially in the form of Exhibit G hereto.

SECTION 2.15.  Use of Proceeds.

     The proceeds of the Advances shall be used by the Borrower to finance the working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes of the Borrower (including the funding of the Borrower's and its Subsidiaries' voluntary employees' beneficiary association trusts).

SECTION 2.16.  Extensions

     (a) Provided that no Default or Event of Default exists during the periods set forth below, the Borrower may request that the Termination Date be extended for additional 364 day periods by delivering an Extension Request to the Agent during the period not more than 90 days but not less than 30 days prior to the then applicable Termination Date, and, upon the receipt of such notice, the Agent shall promptly notify each Lender thereof. If each Lender consents to an Extension Request during the Extension Consent Period by giving written notice thereof to the Borrower and the Agent, then, effective on the first day of the Extension Consent Period, the then applicable Termination Date shall be extended by 364 days from and including such first day of such Extension Consent Period, provided, however, that if the 364th day falls on a day other than a Business Day, such extended Termination Date shall be the Business Day immediately preceding such 364th day. Subject to subsection (b) below, in the event that any Lender shall not have granted its consent to an Extension Request, the then current Termination Date shall remain in effect. Each Lender shall endeavor to respond to each Extension Request during the Extension Consent Period, provided that each Lender which shall have failed so to respond by such time shall be deemed not to have consented thereto. In the event that the Agent receives notice from a Lender that such Lender declines to grant an Extension Request, the Agent shall notify the Borrower thereof.

     (b) Notwithstanding any provision of subsection (a) above to the contrary, in the event Lenders having Commitments equal to or more than 66 2/3% of the Facility desire to extend the Termination Date pursuant to subsection (a) above (the "Continuing Lenders"), the Borrower shall have the right, provided no Event of Default shall have occurred and be con-tinuing, to replace or remove any Lender that does not desire to extend the Termination Date (a "Non-Extending Lender") by giving the Agent notice, no later than 20 days after the last day of the applicable Extension Consent Period, of its intent to extend the Termination Date. On or prior to the then current Termination Date, the Borrower shall, with respect to each Non-Extending Lender, either (i) reduce the Facility to an amount equal to the amount of the Commitments of the Continuing Lenders but not below $50,000,000 and pay to the Agent for the account of such Non-Extending Lender all principal and interest and other amounts owing to such Non-Extending Lender under this Agreement (in which case the Commitment of such Non-Extending Lender shall automatically terminate), or (ii) replace such Non-Extending Lender. In the event of a replacement of a Non-Extending Lender, such Non-Extending Lender agrees to assign all of its rights and obligations under this Agreement to an assignee selected by the Borrower with the consent of the Agent (which consent shall not be unreasonably withheld) upon payment by such assignee to such Non-Extending Lender of all principal and interest and other amounts owing to such Non-Extending Lender under this Agreement and to execute and deliver such documents evidencing such assignment as shall be necessary or reasonably requested by the Borrower and reasonably satisfactory to such Non-Extending Lender. In the event that Continuing Lenders having Commitments equal to or more than 66 2/3% have elected to extend the Termination Date and, after giving effect to any reductions under clause (i) of the preceding sentence the Facility would be greater than or equal to $50,000,000, the then existing Termination Date shall be extended to the day which is 364 days after the first day of the Extension Consent Period.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each of the Lenders and the Agent that:

SECTION 3.01.  Organization; Powers.

     The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required by the nature of its business, the character and location of its property, business or customers, or the ownership or leasing of its properties, except for such jurisdictions in which the failure so to qualify, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement or in connection with the Transactions and to borrow hereunder.

SECTION 3.02.  Authorization.

     The execution, delivery and performance by the Borrower of this Agreement, the Borrowings hereunder, the use of the proceeds of the Advances, and the other transactions contemplated by this Agreement (all the foregoing, collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, the certificate of incorporation or other constitutive documents or by-laws of the Borrower or (B) any order of any Governmental Authority,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any contractual obligation of the Borrower or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

SECTION 3.03.  Enforceability.

     This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.


SECTION 3.04.  Governmental Approvals.

     No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect.

SECTION 3.05.  Financial Statements.

     (a) The Borrower has heretofore delivered to the Lenders its unaudited Consolidated balance sheet as of the Fiscal Quarter ended October 5, 1996. Neither the Borrower nor any of its Subsidiaries has any material contingent obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment or obligations to retired employees for medical or other employee benefits that is not reflected in the foregoing financial statements, the notes thereto or the most recent financial statements, if any, delivered pursuant to Section 5.03.

     (b) The Borrower has delivered to the Lenders its audited consolidated financial statements for the Fiscal Year ended December 30, 1995, together with its annual report on Form 10-K, filed with the Securities and Exchange Commission. Such financial statements were prepared in conformity with GAAP and fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the Consolidated results of operations and changes in financial position of the Borrower and its Subsidiaries for each of the periods covered thereby. Except as disclosed in such financial statements, neither the Borrower nor any of its Subsidiaries had, at the date of such financial statements or as of the date of this Agreement or on the Effective Date, as the case may be, any material contingent obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment or obligations to retired employees for medical or other employee benefits that is not reflected in the foregoing financial statements or the notes thereto.

SECTION 3.06.  No Material Adverse Change.

     There has been no material adverse change in the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 30, 1995.

SECTION 3.07.  Title to Properties; Possession Under Leases.

     (a) The Borrower and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all their material properties and assets, except where the failure to have such title or leasehold interests, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All such title to, or leasehold interest in, material properties and assets are free and clear of Liens, other than Permitted Liens.

     (b) Each of the Borrower and its Subsidiaries has complied with all obligations under all leases to which it is a party and enjoys peaceful and undisturbed possession under all such leases necessary in any respect for the operation of their respective properties and assets, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  Subsidiaries.

Schedule 3.08 sets forth as of the Effective Date a list of all the Subsidiaries of the Borrower, their jurisdiction of organization and the percentage ownership interest of each of them and any other Subsidiary therein. The capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as set forth on
Schedule 3.08, is owned free and clear of all Liens. No authorized but unissued treasury shares of capital stock of the Borrower or any such Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character except as set forth on Schedule 3.08.

SECTION 3.09.  Litigation; Compliance with Laws.

     (a) Except as set forth in Schedule 3.09, there are not any actions, suits, proceedings or arbitrations at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any business or property of any such Person that (i) involve this Agreement or the Transactions or (ii) could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

     (b) Neither the Borrower nor any of its Subsidiaries nor any of their respective properties or assets is (i) in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule, regulation, statute (including any zoning, building, environmental and safety law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting such properties or assets, where such violations could reasonably be expected to have a material adverse effect on the value, use or operation of any such property or asset, or (ii) in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  Agreements.

     Neither the Borrower nor any of its Subsidiaries is in default with respect to any contractual obligation of it or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Federal Reserve Regulations.

     (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

SECTION 3.12.  Investment Company Act; Public Utility Holding
Company Act.

     Neither the Borrower nor any of its Subsidiaries (a) is an "investment company" as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.13.  Use of Proceeds.

     The Borrower will use the proceeds of the Advances only for the purposes specified in Section 2.15.

SECTION 3.14.  Tax Returns.

     Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, state and local income and other material tax returns required to have been filed by it or with respect to it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it or with respect to it, except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.15.  No Material Misstatements.

     The representations and warranties contained herein and such other materials, documents and written information that the Borrower or any of its Affiliates may have furnished to the Lenders, taken as a whole, was, as of the date such representations and warranties were made or such materials, documents and written information were provided, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that to the extent any such information therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the information actually known to Responsible Officers at the time in the preparation of such information.

SECTION 3.16.  Employee Benefit Plans.

     Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of the Borrower or any ERISA Affiliate. As of the Effective Date, the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its ERISA Affiliates taken as a whole. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its ERISA Affiliates taken as a whole.

SECTION 3.17.  Environmental and Safety Matters.

     Except as set forth on Schedule 3.17:

     (a) The Borrower and each of its Subsidiaries has obtained and is in compliance with all permits, licenses and other authorizations that are required and material with respect to the operation of the business under any Environmental Law, and each such permit, license and authorization is in full force and effect.

     (b) The Borrower and each of its Subsidiaries is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable and material to it and its business, assets, operations and properties, including those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Federal Clean Air Act, as amended, the Occupational, Safety and Health Act and the Toxic Substances Control Act and any analogous or comparable state laws, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect.

     (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Borrower or any of its Subsidiaries, after reasonable inquiry, threatened against the Borrower or any of its Subsidiaries under any Environmental Law, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

     (d) Neither the Borrower nor any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state law, nor has any such Person received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing material, polychlorinated biphenyls, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, has been found at any site at which any Governmental Authority or private party is conducting a removal action, remedial investigation or other action pursuant to any Environmental Law, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

     (e) There have been no releases or threatened releases (in each case as defined in CERCLA) of Hazardous Materials by the Borrower or any of its Subsidiaries on, upon, into or from any of their respective facilities or operations that could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Borrower and each of its Subsidiaries, there have been no such releases or threatened releases on, upon, under or into any real property in the vicinity of any of their respective facilities or operations that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such facilities or operations and that could reasonably be expected to result in a Material Adverse Effect.

     (f) There is no asbestos in, on, or at any of the facilities or operations of the Borrower or any of its Subsidiaries, except to the extent that the presence of such material could not reasonably be expected to result in a Material Adverse Effect.

     (g) To the best knowledge of the Borrower and each of its Subsidiaries after reasonable inquiry, none of the material properties or assets of the Borrower or any of its Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation,
Liability Information System List promulgated pursuant to
CERCLA, or on any comparable list maintained by any Governmental Authority.

     (h) There are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be anticipated to interfere with or prevent compliance with any Environmental Law, or which may give rise to liability under any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material that could reasonably be expected to result in a Material Adverse Effect.

     (i) No Lien in favor of any Person relating to or in connection with any liability under any Environmental Law has been filed or has been attached to any property or asset of the Borrower or any of its Subsidiaries, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18.  Labor Matters.

     There are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower threatened, except where such strikes, lockouts or slowdowns could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound.

SECTION 3.19.  Reserved

SECTION 3.20.  Patents, Trademarks, etc.

     Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Borrower and its Subsidiaries does not infringe on the rights of any Person. To the best knowledge of the Borrower, its rights and the rights of its Subsidiaries to sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by the Borrower or any of its Subsidiaries.

SECTION 3.21.  Status as Senior Debt

     The Debt hereunder ranks senior to the Debt under each of the Subordinated Debt Documents and pari passu with the Debt under each of the Senior Debt Documents.

ARTICLE 4. CONDITIONS OF LENDING AND EFFECTIVENESS.

SECTION 4.01.  Conditions of All Borrowings.

     The obligation of each Lender to make Advances hereunder are subject to the satisfaction on the Effective Date of the Conditions to Effectiveness set forth in Section 4.02 and the satisfaction on the date of each Borrowing of the following conditions:

     (a) The Agent shall have received a Notice of Borrowing as required by Section 2.02.

     (b)  The representations and warranties set forth in
Article 3 shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

The giving of each Notice of Borrowing and the receipt of the proceeds of each Advance referred to therein, shall each constitute a representation and warranty by the Borrower as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

SECTION 4.02.  Conditions to Effectiveness.

     The effectiveness of this Agreement and the obligation of each Lender to make the Advances to be made by it on the first
Business Day on which Advances are made, shall be subject to the satisfaction of the following additional conditions precedent:

     (a) The Lenders shall have received a written opinion of Paul W. Heldman, Vice President, Secretary and General Counsel of the Borrower, substantially to the effect set forth in Exhibit E (i) dated the Effective Date, (ii) addressed to the Agent and the Lenders and (iii) covering such other matters relating to this Agreement and the Transactions as the Agent shall reasonably request. The Borrower hereby instructs such counsel to deliver such opinion.

     (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and to Emmet, Marvin & Martin, LLP, counsel for the Agent.

     (c) The Lenders shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or regulations of the Borrower, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Borrower, authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Effective Date, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Emmet, Marvin & Martin, LLP, counsel for the Agent, may reasonably request.

     (d) The Lenders shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

     (e) The Lenders shall have received a copy of the amendment to the Existing Credit Agreement permitting the execution and delivery of this Agreement and the borrowing hereunder.

     (f) All (i) Fees and other amounts due and payable on or prior to the Effective Date, to the Agent and (ii) fees and disbursements of Emmet, Marvin & Martin, LLP, counsel to the Agent, for the period through the Effective Date, shall have been paid.

ARTICLE 5. AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees with each Lender and the Agent that, so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, the Borrower will and will cause its Subsidiaries to:

SECTION 5.01.  Compliance with Laws.

     Perform and promptly comply in all material respects with all:

     (a) current and future laws, ordinances, rules, regulations, orders and requirements (including ERISA and zoning ordinances, building codes and Environmental Laws) of every duly constituted governmental, regulatory, licensing or quasi-Governmental Authority or agency applicable to the Borrower, any such Subsidiary or any of their respective properties, as the case may be;

     (b) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions having jurisdiction over the Borrower, its Subsidiaries or their respective properties, as the case may be; and

     (c) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy, or otherwise by law, covenant, conditions, agreement or easement, public or private binding upon the Borrower, its Subsidiaries or their respective properties, as the case may be; in each case unless
(i) the applicability of any such laws, ordinances, rules, regulations, orders, requirements, duties or obligations is being contested by the Borrower or any of its Subsidiaries in good faith and by proper proceedings and with respect to which proper reserves are being maintained in accordance with GAAP or (ii) the failure to so comply or to cause property to be maintained, used or operated would not result in a Material Adverse Effect.

SECTION 5.02.  Preservation of Corporate Existence

     (a) Preserve and maintain its corporate existence, corporate rights (charter and statutory) and corporate franchises, except (i) in connection with the sale of any assets permitted to be sold pursuant to Section 6.05 or (ii) as permitted by Section 6.04.

     (b) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, trademarks, trade names, privileges and franchises material to its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated; and at all times keep all property useful and necessary in its business in good, working order and condition to the extent required by sound business practices.

SECTION 5.03.  Reporting Requirements.

     Furnish to each Lender the following:

     (a) As soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) a copy of the Borrower's quarterly report on Form 10-Q (or any successor report), (ii) a consolidating statement of income, substantially in the form of Exhibit F, and (iii) a schedule in form satisfactory to the Agent of the computation used by the Borrower in determining compliance with the covenants contained in Sections 6.14, 6.15 (when applicable) and 6.16, all accompanied by an Officer's Certificate certifying as to all the foregoing;

     (b) As soon as available and in any event within 100 days after the end of each Fiscal Year, (i) a copy of the Borrower's annual report on Form 10-K (or any successor report) certified in a manner reasonably acceptable to the Agent by a nationally recognized independent public accounting firm, together with (ii) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or, if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (iii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 6.14, 6.15 (when applicable) and 6.16 and (iv) a consolidating statement of income substantially in the form of Exhibit F, accompanied by an Officer's Certificate certifying to such statement of income;

     (c)  Reserved

     (d) As soon as possible and in any event within three Business Days after the Borrower becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

     (e) Promptly after any significant change in accounting policies or reporting practices permitted under Section 6.11, notice and a description in reasonable detail of such change;

     (f) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commis-sion or any Governmental Authority that may be substituted therefor, or with any national securities exchange; and

     (g) Such other information respecting the business, properties, operations, performance, prospects or condition
(financial or otherwise) of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

SECTION 5.04.  Visitation Rights.

     At any reasonable time and from time to time during normal business hours, upon reasonable prior notice, permit the Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants and advise such accountants that the Agent and the Lenders have been authorized to exercise all rights of the Borrower or any such Subsidiary to require such accountants to disclose any and all financial statements and other information of any kind that they may have with respect to the Borrower or any such Subsidiary and direct such accountants to comply with any reasonable request of the Agent or any Lenders for such information so long as such reasonable request is stated with particularity. The chief financial officer of the Borrower or his or her designee shall be notified by the Agent of, and be afforded an opportunity to be present at, any meeting of the Agent or the Lenders and such accountants but the inability of such officer(s) to attend such meeting or absence of any such officer(s) therefrom shall in no way interfere with the occurrence of any such meeting as planned.

SECTION 5.05.  Keeping of Books.

     Keep proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Borrower and each of such Sub-sidiaries in accordance with GAAP.

SECTION 5.06.  Payment of Taxes, Etc.

     Pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental chages or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a lien (other than a Permitted Lien) upon their property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (i) that is being contested in good faith and by proper proceedings, as long as such proceedings could not subject the Agent or any Lender to any civil or criminal penalty or liability, except for payments of cash that are the subject of such proceedings and (ii) against which proper reserves are being maintained in accordance with GAAP.

SECTION 5.07.  Maintenance of Properties, Etc.

     Maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and maintain all necessary licenses and permits if, in each case, failure to so maintain and preserve would result in a Material Adverse Effect.

SECTION 5.08.  Maintenance of Insurance.

     Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

SECTION 5.09.  Arm's-Length Transactions.

     Conduct all transactions permitted under this Agreement, other than transactions permitted pursuant to Sections 6.07(b) and 6.07(m) of the Existing Credit Agreement, with any of its Affiliates on terms that are fair and reasonable and (a) for transactions between the Borrower and any Affiliate thereof, no less favorable to the Borrower than the Borrower would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower and (b) for transactions between a Subsidiary of the Borrower and another Affiliate of the Borrower, no less favorable to such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower.

SECTION 5.10.  Maintenance of Leases.

     Take all necessary actions to keep the leases on all Real Property in full force and effect; provided, however, that the Borrower and any of its Subsidiaries may terminate or fail to renew any such leases in the ordinary course of business of the Borrower and its Subsidiaries.

SECTION 5.11.  Reserved

SECTION 5.12.  Environmental Compliance Program.

     (a) Promptly give notice to the Agent upon becoming aware of (i) any material violation of any Environmental Law,
(ii) any claim, inquiry, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third party claimant, to the extent that any of the foregoing could reasonably be expected to result in a Material Adverse Effect or (iii) the discovery of the release of any Hazardous Material at, on, under or from any of its properties in excess of reportable or allowable standards, threshold amounts or levels in a manner or amount that could reasonably be expected to result in material liability under any Environmental Law.

     (b) Upon discovery of the presence on any of the properties or assets of the Borrower or its Subsidiaries of any Hazardous Material that is in violation of, or that could reasonably be expected to result in material liability under, any Environmental Law, take all necessary steps to initiate and expeditiously complete all investigative, remedial, corrective and other action to eliminate any such adverse effect, and keep the Agent informed of such actions and the results thereof.

ARTICLE 6. NEGATIVE COVENANTS

     The Borrower covenants and agrees with each Lender and the Agent that, so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, the Borrower will not and will not cause its Subsidiaries to:

SECTION 6.01.  Liens, Etc.

Create or suffer to exist any lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement, upon or with respect to any of its properties of any character (including accounts), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file under the Uniform Commercial Code or any comparable statute of any jurisdiction a financing statement that names the Borrower or any such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement with respect to the Borrower or any such Subsidiary, excluding, however, from the operation of the foregoing restrictions Permitted Liens.

SECTION 6.02.  Reserved.

SECTION 6.03.  Reserved.

SECTION 6.04.  Mergers, Etc.

     Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all the assets of, any Person, except that (a) the Borrower or any Subsidiary may merge with or acquire substantially all the assets of any Person in connection with Capital Expenditures permitted by Section 6.08 of the Existing Credit Agreement or acquisitions or investments permitted by Section 6.07(g) or (i) of the Existing Credit Agreement, so long as the Borrower or such Subsidiary is the surviving corporation in any such merger,
(b) any wholly owned Subsidiary of the Borrower may merge or consolidate with the Borrower, so long as the Borrower is the surviving corporation in any such merger or consolidation, (c) any wholly owned Subsidiary of the Borrower may merge or consolidate with any other wholly owned Subsidiary of the Borrower and (d) any Subsidiary of the Borrower may be dissolved so long as, prior to such dissolution (or as a result thereof), the assets owned by the dissolved Subsidiary prior to such dissolution are owned by the Borrower or one of its wholly owned Subsidiaries.

SECTION 6.05.  Sales, Etc. of Assets.

     Sell, lease, transfer or otherwise dispose of any assets (including substantially all assets constituting the business of a division, branch or other operating unit), except that, if immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

     (a) the Borrower or any of its Subsidiaries may sell or lease inventory in the ordinary course of business;

     (b) the Borrower or any of its Subsidiaries may sell (i) any Real Property (and related fixtures and personal property) acquired, developed or purchased between January 21, 1992, and July 19, 1994, (ii) any Real Property (and related fixtures and personal property) acquired, developed or purchased with Real Estate Capital Expenditures and (iii) Property Held for Sale, in each case pursuant to sale-leaseback transactions for not less than the Fair Market Value of such assets;

     (c) the Borrower or any of its Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets (including substantially all assets constituting the business of a division, branch or other operating unit) for not less than the Fair Market Value of such assets, provided that the aggregate value of such assets sold, leased, transferred or otherwise disposed of during the term of this Agreement shall not be greater than 10% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis as of January 1, 1994;

     (d) the Borrower or any of its Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets for less than the Fair Market Value of such assets, provided that the aggregate value of such assets sold, leased, transferred or otherwise disposed of during any Fiscal Year pursuant to this paragraph (d) shall not be greater than $5,000,000;

     (e) the Borrower or any of its Subsidiaries may make charitable donations in the ordinary course of business consistent with past practices;

     (f) the Borrower or any of its Subsidiaries may transfer assets to wholly owned Subsidiaries of the Borrower, in each case in existence on the Effective Date or permitted to be formed under Section 6.06;

     (g) the Borrower or any of its Subsidiaries may terminate leases to the extent permitted by Section 5.10; and

     (h) the Borrower or any of its Subsidiaries may sell accounts receivables (or interests therein) in connection with any Receivables Securitization.

SECTION 6.06.  Maintenance of Ownership and Formation of
Subsidiaries.

     Except as permitted by Section 6.05 and Section 6.06 of the Existing Credit Agreement, sell or otherwise dispose of, or commit to sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries, or permit any of its Subsidiaries to issue, sell or otherwise dispose of, or commit to issue, sell or otherwise dispose of, any shares of their capital stock or capital stock of any other Subsidiary, or create, or permit any of its Subsidiaries to create, any new Subsidiary except that the Borrower or any of its Subsidiaries may create new wholly owned Subsidiaries.

SECTION 6.07.  Reserved.

SECTION 6.08.  Reserved.

SECTION 6.09.  Amendment, Etc. of Certain Agreements.

     (a) Except in connection with any prepayment, redemption, defeasance or repurchase, cancel or terminate any term or provision of any of the Related Documents or (b) amend or otherwise modify, or waive any breach of or default under, or take any other action in connection with, any term or provision of the Subordinated Debt Documents or the Senior Debt Documents, except that the Borrower may amend, modify or waive any breach of or default under the Subordinated Debt Documents if the Borrower would be permitted under Section
6.02 of the Existing Credit Agreement to issue the Debt represented by such documents as so amended, modified or waived.

SECTION 6.10.  Change in Business.

     Make any material change in the nature or conduct of their respective businesses as carried on at the Effective
Date except in connection with the sale of assets permitted pursuant to Section 6.05.

SECTION 6.11.  Accounting Changes.

     Make or permit any significant change in accounting policies (including a change of its Fiscal Year) or reporting practices, except for any such change required by GAAP.

SECTION 6.12.  Charter and By-Laws.

     Amend, modify or change in any manner the certificate of incorporation or by-laws or regulations of the Borrower or any Subsidiary of the Borrower in any manner that could result in a Material Adverse Effect.

SECTION 6.13.  Issuance and Sale of Stock.

Issue or sell any of its stock without the prior written consent of the Majority Lenders, except, in the case of the Borrower, (a) Borrower Common Stock or (b) preferred stock having an aggregate face amount not in excess of $500,000,000.

SECTION 6.14.  Fixed Charge Coverage Ratio.

Permit the Fixed Charge Coverage Ratio (determined as of the last day of any Fiscal Quarter for the Rolling Period ending on such day) to be lower than 1.7 to 1.0.

SECTION 6.15.  Ratio of Net Senior Debt to Consolidated
EBITDA.

     Permit at any time the ratio (determined as of the last day of any Fiscal Quarter for the Rolling Period ending on such day) of (a) Net Senior Debt on such day to (b) the sum of
(i) Consolidated EBITDA for such Rolling Period and (ii) from and after the making of any investment or acquisition pursuant to Section 6.07(i)(C) of the Existing Credit Agreement, the Acquired EBITDA for any Acquired Entity so invested in or acquired (but only to the extent that such Acquired EBITDA has been calculated pursuant to Section 6.07(i)(C) of the Existing Credit Agreement with respect to any Acquired Entity Fiscal Quarter ending during such Rolling Period) to be greater than
3.00 to 1.00. Notwithstanding anything in this Agreement to the contrary, the covenant set forth in this Section 6.15 shall cease to be applicable for any purpose from and after the date on which the Borrower satisfies the Investment Grade Rating Condition.

SECTION 6.16.  Ratio of Net Total Debt to Consolidated EBITDA.

     Permit the ratio (determined as of the last day of each Fiscal Quarter for the Rolling Period ending on such day) of
(a) Net Total Debt on such day to (b) the sum of (i) Consolidated EBITDA for such Rolling Period and (ii) from and after the making of any investment or acquisition pursuant to
Section 6.07(i)(C) of the Existing Credit Agreement, the Acquired EBITDA for any Acquired Entity so invested in or acquired (but only to the extent that such Acquired EBITDA has been calculated pursuant to Section 6.07(i)(C) of the Existing Credit Agreement with respect to any Acquired Entity Fiscal Quarter ending during such Rolling Period) to be greater than
3.65 to 1.00.

ARTICLE 7. EVENTS OF DEFAULT

SECTION 7.01.  Events of Default.

     In case of the happening and during the continuation of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in this Agreement, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to this Agreement, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Advance, or any other amount payable under this Agreement with respect to any Auction Bid Advance, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

     (c) default shall be made in the payment of (i) any interest on any Advance or Auction Bid Advance or (ii) any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under this Agreement, in each case, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days after written notice thereof from the Agent or any Lender to the Borrower;

     (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.02(a), 5.03(d) or in Article
6;

     (e) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in this Agreement (other than those defaults specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Agent or any Lender to the Borrower;

     (f) (i) the Borrower shall fail to pay any principal or interest, regardless of amount, due in respect of any Debt in a principal amount in excess of $30,000,000, when and as the same shall become due and payable at maturity, by acceleration or otherwise (after giving effect to any applicable grace period), or (ii) there shall occur any default in respect of any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt (after giving effect to any applicable grace period), if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower or (iii) the winding-up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments or orders for the payment of money aggregating in excess of $30,000,000 shall be rendered against the Borrower or any of its Subsidiaries, and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or to a Plan in an aggregate amount exceeding $30,000,000 and, within 30 days after the Borrower has provided written notice of any such Reportable Event to the Agent, the Agent shall have notified the Borrower in writing that (i) the Majority Lenders have determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans;

     (k)(i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multi-employer Plan,
(ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $100,000,000 or requires payments exceeding $30,000,000 in any year or (B) is less than $100,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due (unless such Withdrawal Liability is being contested in good faith by the Borrower or any ERISA Affiliate);

     (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be con-tributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $30,000,000;

     (m)  there shall have occurred a Change in Control; or

     (n) this Agreement shall not be for any reason, or shall be asserted by the Borrower (except as otherwise expressly provided in this Agreement) not to be, in full force and effect and enforceable in all material respects in accordance with its terms; then, and in every such event (other than an event described in paragraph (g) or (h) above), the Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, prior notice of intention to accelerate or any other notice, all of which are hereby expressly waived by the Borrower; and in any event described in paragraph (g) or (h) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and
(B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE 8. THE AGENT.

     In order to expedite the transactions contemplated by this Agreement, BNY is hereby appointed to act as Agent for the Lenders. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive this Agreement and all closing documents on the Effective Date,
(ii) to receive on behalf of the Lenders all payments of principal of and interest on the Advances and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received, (iii) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent have actual knowledge acquired in connection with its agency hereunder and (iv) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent (including notices of an occurrence of any Event of Default).

     Neither the Agent, BNY Capital Markets nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. Neither the Agent nor BNY Capital Markets shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Majority Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower's or any of their respective obligations hereunder or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Majority Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a Lender as the successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Advances made by it hereunder, the Agent, in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or its Affiliates as if it were not the Agent.

     Each Lender agrees (a) to reimburse the Agent, on demand, in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including fees, disbursements and other charges of counsel and compensation of agents paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Agent, or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.

ARTICLE 9. MISCELLANEOUS

SECTION 9.01.  Notices.

     Except as otherwise expressly permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

     (a)  If to the Borrower, to it at The Kroger Co., 1014
Vine Street, Cincinnati, Ohio 45202, Attention of Mr. Lawrence
M. Turner (Telecopy No. (513) 762-4454); with a copy to Mr.
Paul W. Heldman (Telecopy No. (513) 762-4935).

     (b) If to BNY in its capacity as the Agent, to it at One Wall Street, Agency Function Administration 18th Floor, New York, New York 10286, Attention of Frances Ryan (Telecopy No.
(212) 635-6365 or 6366 or 6367); with a copy to The Bank of New York, One Wall Street, New York, New York 10286, Attention of Paula M. DiPonzio, Vice President (Telecopy No. (212) 635-1483).

     (c) If to a Lender, at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. The Agent shall deliver to the Borrower a copy of each Administrative Questionnaire received by it.

SECTION 9.02.  Survival of Agreement.

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Advances, regardless of any investigation made by the Lenders, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated in full.

SECTION 9.03.  Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Lenders (and any attempted assignment by the Borrower shall be void).

SECTION 9.04.  Successors and Assigns.

     (a) Subject to Section 9.03, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld); provided further, however, the consent of the Borrower shall not be required if a Default or an Event of Default has occurred and is continuing on the date of the Assignment and Acceptance, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or an amount equal to the remaining balance of such Lender's Commitment), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's Commitment. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof and in no event shall precede the date of such recording, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, (i) any Lender assigning its rights and obligations under this Agreement may retain any Auction Bid Advances made by it which are outstanding at such time, and in such case shall retain its rights hereunder in respect of any Auction Bid Advances so retained until such Auction Bid Advances have been repaid in full in accordance with this Agreement.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Advances, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at its address referred to in, or determined pursuant to, Section 9.01 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time and whether such Lender is a Lender on the Effective Date, or the assignee of such a Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent (to the extent required under paragraph (b) above), of the Agent and the Borrower to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may, without the consent of the Borrower and the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obliga-tions under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.10, 2.13 and
9.05 to the same extent as if they were Lenders (provided that the Borrower shall not be required to reimburse the participating banks or other entities pursuant to Section 2.10, 2.13 or 9.05 in an amount that exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation) and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Fees payable hereunder with respect to Advances in which the participating bank or other entity has purchased a participation, (B) any change in the amount of principal of, or decrease in the rate at which interest is payable on, the Advances in which the participating bank or other entity has purchased a participation, or (C) any extension of the final scheduled maturity of any Advance in which the participating bank or other entity has purchased a participation. Each participation shall be of a constant, and not a varying, percentage of the Lender's Commitment.

     (g) Notwithstanding the limitations set forth in paragraph (b) above, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Borrower or the Agent, provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Advances made to the Borrower, by the assigning Lender hereunder.

     (h) The Borrower may, with the prior written consent of the Agent, replace any of the Lenders with one or more assignees, provided (i) that the Lender being replaced has been paid in full for all Advances made by such Lender and all other amounts accrued or due to such Lender hereunder, (ii) that the full amount of the Commitments remain unchanged and
(iii) that the percentages of the total Commitments allocated to the Lenders (other than any replaced Lenders) remain unchanged unless prior written consent from any such affected Lenders has been obtained. Upon any such replacement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 9.05, as well as to any Fees accrued for its account under
Section 2.03 and not yet paid.

     (i)  In the event that:

          (i) any Lender shall have refused (and shall not have retracted such refusal) to make available any Advance on its part to be made available hereunder, other than solely as a result of the failure of any condition set forth in Article 4 to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

          (ii) any Lender shall have notified either the Agent or the Borrower (and shall not have retracted such notification) that it does not intend to comply with any of its obligations hereunder, other than solely as a result of the failure of any condition set forth in Article
4 to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

          (iii) (A) a receiver, trustee, conservator or other custodian shall have been appointed with respect to any Lender or its property at the direction or request of any Governmental Authority or (B) an order, action, process or proceeding of the type contemplated by paragraph (g) or (h) of Section 7.01 shall be commenced by or against such Lender (or such Lender shall have consented to the entry of any such order, action, process or proceeding); or

          (iv) any Lender shall have made demand upon the Borrower for any amount pursuant to Section 2.10 or 2.13;

the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent (A) to require such Lender, and such Lender hereby agrees, to use commercially reasonable efforts to transfer and assign without recourse (in accordance with and subject to the restrictions contained in
Section 9.04(b)) all the interests, rights and obligations of such Lender to an assignee; provided, however, that (1) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (2) the Borrower or such assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued on the date of payment on the Advances made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder or (B) to replace such Lender with one or more assignees, provided, in the case of this clause (B), (1) that the Lender being replaced has been paid in full for all Advances made by such Lender and all other amounts accrued or due to such Lender hereunder, (2) that the full amount of the Commitments remains unchanged and (3) that the percentage of the total Commitments allocated to the Lenders (other than any replaced Lenders) remains unchanged unless prior written consent from such Lenders has been obtained. Upon any assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 9.05, as well as to any fees accrued for its account under Section 2.03 and not yet paid.

SECTION 9.05.  Expenses; Indemnity.

     (a) The Borrower agrees to pay (i) the reasonable fees, disbursements and other charges of counsel for the Agent and BNY Capital Markets incurred in connection with the preparation of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Advances made hereunder, including the reasonable fees, disbursements and other charges of Emmet, Marvin & Martin, LLP, counsel for the Agent, in connection with any such enforcement or protection and the reasonable fees, disburse-ments and other charges of any other counsel for the Agent or any Lender. The Borrower further agrees that it shall indemnify the Agent and the Lenders from, and hold them harmless against, any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement.

     (b) The Borrower agrees to indemnify the Agent, BNY Capital Markets and each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Advances or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) If any payment of principal of any Adjusted Eurodollar Rate Advance or any Auction Bid Advance is made other than on the last day of the Interest Period for such Advance, as a result of any Conversion, payment pursuant to
Section 2.05, prepayment pursuant to clause (ii) of the proviso to Section 2.09(a) or acceleration of the maturity of the Advances pursuant to Section 7.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Advances, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06.  Right of Setoff.

     If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by opera-tion of law or otherwise, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to exercise its banker's lien or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be un-matured.

SECTION 9.07.  Applicable Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.  Waivers; Amendments.

     (a) No failure or delay on the part of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuation of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders, provided, however, that no such agreement shall (A) change the principal amount of any Advance, extend the final scheduled maturity of any Advance, extend the scheduled date for payment (but not prepayments) of principal of or interest on any Advance, forgive any such payment or any part thereof or reduce the rate of interest on any Advance, in each case without the prior written consent of each Lender affected thereby, (B) increase the amount or extend the termination date of the Commitment of any Lender or reduce or extend the date for payment of the Fees of any Lender, in each case without the prior written consent of such Lender,
(C) amend or modify the provisions of this Section 9.08(b) or the definition of the term "Majority Lenders" without the prior written consent of each Lender, and provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, without the prior written consent of the Agent.

     SECTION 9.09.  Interest Rate Limitation.

     Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

SECTION 9.10.  Entire Agreement.

     This Agreement and the letter referred to in Section 2.03(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.

       Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 9.11.  Waiver of Jury Trial.

     Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.

SECTION 9.12.  Severability.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and en-forceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section
9.03.

SECTION 9.14.  Headings.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  Confidentiality.

     Unless otherwise agreed to in writing by the Borrower, the Agent and each Lender hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees and participants, and then only on a confidential basis; provided, however, that the Agent or any Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process or in connection with any litigation or other proceeding relating to this Agreement (provided that the applicable Person shall give the Borrower notice of such disclosure on the same day on which it determines such disclosure to be necessary and in any event prior to such disclosure), (b) to its attorneys and accountants or (c) as requested or required by any state, or Federal or foreign authority or examiner regulating banks or banking. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of its Affiliates that has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the Effective Date, and regardless of the manner in which it is furnishes; provided, however, that Proprietary Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Agent or any Lender not permitted by this Agreement, (ii) was available to the Agent or any Lender on a nonconfidential basis prior to its disclosure by the Agent or such Lender by the Borrower or any of its Affiliates or (iii) becomes available to the Agent or any Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who, to the best knowledge of the Agent or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Agent or such Lender.

SECTION 9.16.  Jurisdiction; Consent to Service of Process.

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (b)  The  Borrower  hereby  irrevocably  and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


     IN WITNESS WHEREOF, each of the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              THE KROGER CO.


                              By:___________________

                              Name:_________________

                              Title:_________________


                              THE BANK OF NEW YORK,
                              individually and as Agent


                              By:_____________________

                              Name:___________________

                              Title:__________________


                              FIRST UNION NATIONAL
                              BANK OF NORTH CAROLINA


                              By:____________________

                              Name:__________________

                              Title:_________________


                              BANK OF MONTREAL


                              By:___________________

                              Name:_________________

                              Title:________________


                              BANK ONE, COLUMBUS, N.A.

                              By:___________________

                              Name:_________________

                              Title:________________

                              THE TOKAI BANK, LTD.,
                              CHICAGO BRANCH

                              By:____________________

                              Name:__________________

                              Title:_________________


                              CIBC, INC.

                              By:___________________

                              Name:_________________

                              Title:_________________